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                                                                   EXHIBIT 10.19

                                    AGREEMENT

     THIS AGREEMENT (this "Agreement") is made and entered into this 13th day of December, 1997, by and between Len Stuart & Associates, Ltd., a Cayman Islands corporation ("LSA"), Leonard A. Stuart ("Stuart"), an adult individual with an address of Paradise Island Drive, Paradise Island, Bahama Islands, British West Indies, and Stuart Entertainment, Inc., a Delaware corporation ("SEI"), with its principal place of business at 3211 Nebraska Avenue, Council Bluffs, Iowa.

     WHEREAS, LSA and SEI are parties to that certain Consulting Agreement dated February 1, 1996 (the "Consulting Agreement");

     WHEREAS, LSA and SEI desire to terminate the Consulting Agreement on the terms contained herein;

     WHEREAS, Bingo Press & Specialty Limited ("Bazaar"), a wholly-owned subsidiary of SEI and Stuart have agreed to form a new company, the outstanding capital stock of which will be equally owned and controlled by Bazaar and Stuart (with equal rights and privileges, to conduct marketing activities in Canada (the "Marketing Company"); and

     WHEREAS, the parties desire to enter into this Agreement to reflect certain agreements between the parties with respect to the Marketing Company.

     NOW THEREFORE, for and in consideration of the mutual promises and agreements contained herein, the parties agree hereto as follows:

     1. TERMINATION. The Consulting Agreement shall terminate effective as of December 13, 1997.

     2. CONSIDERATION. In consideration for LSA's agreement to terminate the Consulting Agreement, SEI agrees to pay LSA
     (a)the sum of $355,101 as follows:

                  (i) $55,101 shall be due and payable upon execution of this Agreement;

                  (ii) $300,000 shall be due, with interest, in eight consecutive monthly installments of $38,553, payable on the thirteenth day of each month, commencing January 13, 1998.

     (b) an amount equal to one year's salary at the present level for an administrative assistant, similar in position to that described in Section 3.2 of the Consulting Agreement.
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         3.       MARKETING COMPANY.

                  (a) In order to facilitate the growth and operations of the Marketing Company, SEI and Stuart desire to appoint one of SEI's senior officers, Roy L. Lister ("Lister"), to become President of the Marketing Company. Stuart and SEI agree that Lister will be appointed President of the Marketing Company effective as of January 1, 1998 and on that date Lister's employment with SEI will terminate and Lister will become an employee of the Marketing Company.

                  (b) Section I of Exhibit A to this Agreement (which is incorporated by reference herein, and to which LSA and Stuart agree to be bound in accordance with paragraph 4(d) hereof) generally prohibits the solicitation of SEI's employees by LSA and its affiliates. Notwithstanding the provisions of Section I, and the obligations of LSA described in Exhibit A hereof, SEI agrees that if on June 30, 1998 Lister is still employed by the Marketing Company, thereafter LSA and/or Stuart may employ or offer employment to Lister. In consideration thereof, LSA and Stuart covenant and agree that SEI's agreement to allow LSA or Stuart to employ or offer employment to Lister is not intended to and does not in any way limit or terminate SEI's rights or LSA's obligations under Exhibit A to Agreement.

        4.        ADVISORY SERVICES.

                  (a) LSA will act as an advisor to SEI on such matters as SEI shall reasonably request. The term of engagement shall commence on December 14, 1997 and shall expire on December 13, 1999 (the "Term"). During the Term LSA shall make the services of Stuart available, at his option, in person or by phone, to the executive management of SEI the approximate equivalent of no more than two days in any month at such specific times as may be mutually agreed to between LSA and SEI. LSA may perform its duties hereunder from its office in the Bahamas.

                  (b) SEI shall pay LSA an annual retainer of $30,000 per year payable at the rate of $2,500 per month. The retainer shall be paid in arrears commencing on January 1, 1998 and on the first day of each month thereafter during the Term.

                  (c) SEI shall promptly pay or reimburse LSA for all reasonable expenses incurred in connection with the performance of the duties and responsibilities in this Section 4, including, but not limited to, expenses paid or incurred for travel and entertainment relating to the business of SEI. All requests for reimbursed expenses shall be accompanied by such underlying documents or other evidence as are reasonably required to support the deduction of such expenses in accordance with the rules established by SEI, and in accordance with policies currently in effect or adopted from time to time by SEI..

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                  (d) As partial consideration for the payments described
         herein, LSA agrees to be bound by the restrictive covenants contained in Exhibit A to this Agreement.



     5. TERMINATION OF SERVICES. The provision of advisory services may be terminated as follows:

                    (a) by LSA at any time without cause upon 90 days advance
                        written notice to SEI. Upon any termination by LSA, all obligations and liabilities of SEI to LSA (except for those payments in 2(a)(ii) of this Agreement) will terminate effective as of the date of termination..

                    (b) By SEI in the event of:

                         (i)      LSA's willful and continued failure
                                  substantially to perform its duties hereunder

                         (ii) A conviction of, or plead of guilty or nolo contendere by Stuart to an act of fraud, misappropriation or embezzlement or to a felony

                         (iii) Stuart's commission of any act that would cause any gaming license of SEI (or is subsidiaries) to be revoked, suspended or not to be renewed after proper application.

                         Termination by SEI under this Section 5 shall be without liability to SEI.

     6. FACSIMILE TRANSMISSION; COUNTERPARTS. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties transmitting the same by facsimile transmission. Counterparts with original signatures shall be provided to the other parties within seven (7) days of the applicable facsimile transmission; provided, however, that the failure to provide the original counterpart shall have no effect on the validity or binding nature of this Agreement. If executed in counterparts, this Agreement shall be effective as if simultaneously executed.

     7. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior written agreements, and all prior or contemporaneous oral agreements and understandings, express or implied. No modification to this Agreement shall be effective unless assented to in writing by the parties hereto.

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     8. NO THIRD PARTY BENEFICIARIES. Nothing herein contained shall confer or is intended to confer any rights hereunder on any third party or entity which is not a party to this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by the respective authorized personnel as of the date and year first above written.


                          STUART ENTERTAINMENT, INC., a
                          Delaware corporation

                          ----------------------------------------


                          LEN STUART & ASSOCIATES, LTD., a
                          Cayman Islands corporation


                          ----------------------------------------
                          Leonard A. Stuart, President


                          LEONARD A. STUART

                          ----------------------------------------
                          Leonard A. Stuart








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